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                         EXHIBIT 21

            SUBSIDIARIES OF SOUTHERN UNION COMPANY


           SUBSIDIARIES OF SOUTHERN UNION COMPANY      Exhibit 21



                Name                       State of Incorporation
- ---------------------------------------    ----------------------

KellAir Aviation Company                          Delaware
Lavaca Realty Company                             Delaware
Mercado Gas Services Inc.                         Delaware
Southern Union Econofuel Company                  Delaware
Southern Union Energy International, Inc.         Delaware
Southern Union Energy Products and
  Services Company                                Delaware
Southern Union Financing I                        Delaware
Southern Union Financing II                       Delaware
Southern Union Financing III                      Delaware
Southern Transmission Company                     Delaware
Western Gas Interstate Company                    Delaware



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Note:   Two other wholly-owned subsidiaries of Southern Union
        Company, Southern Union Gas Company, Inc. (a Delaware corporation) and Southern Union Gas Company, Inc. (a Texas corporation), conduct no business except to the extent necessary to hold the Corporate name.